Exhibit 99(d)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re	:	Chapter 11
DELPHI CORPORATION, et al.,	:	Case No. 05-44481 (RDD)
	:	(Jointly Administered)
Debtors.	:
:
:
:
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FIFTH SUPPLEMENTAL ORDER UNDER 11 U.S.C. §§ 105 AND 363
AUTHORIZING DEBTORS TO CONTINUE SHORT-TERM AT-RISK
PERFORMANCE PAYMENT PROGRAM FOR SECOND HALF OF 2008
(“FIFTH SUPPLEMENTAL AIP ORDER”)
          Upon the Expedited Fifth Supplement To KECP Motion (Docket No. 213) Seeking Authority To Continue Short-Term At-Risk Performance Payment Program (“AIP”) For Second Half Of 2008 (Docket No. 14170), dated September 12, 2008 (the “Fifth Supplement”), of Delphi Corporation (“Delphi”) and certain of its subsidiaries and affiliates, debtors and debtors-in-possession in the above-captioned cases (collectively, the “Debtors”); and upon the declarations of Craig G. Naylor and John D. Sheehan, both executed on September 19, 2008, in support of the Fifth Supplement; and after consideration of that portion of the Preliminary Objection Of The Official Committee Of Unsecured Creditors To The Debtors’ Motions (I) To Approve An Agreement With General Motors Corporation To Amend The Master Restructuring Agreement And The Global Settlement Agreement, (II) To Approve An Amendment To Arrangement With General Motors Corporation Approved Pursuant To Second DIP Extension Order, (III) To Approve Modification Of Benefits Under Hourly And Salaried Pension Programs And Modification Of Applicable Union Agreements In Connection Therewith, And (IV) Establish Second Half 2008 AIP Targets And Continue AIP Program (Docket No. 14168), dated September 12, 2008, that relates to the Fifth Supplement (the “Creditors’ Committee’s

Preliminary Objection”), and the Limited Objection Of The Official Committee Of Unsecured Creditors To Fifth Supplement To Debtors’ KECP Motion Seeking Authority To Continue Short-Term At-Risk Performance Payment Program (AIP) For Second Half Of 2008 (Docket No. 14201), dated September 19, 2008 (the “Creditors’ Committee’s Limited Objection”), which objections were subsequently withdraw; and upon the record of the hearing on the Fifth Supplement held on September 25, 2008, including the Court’s consideration of the testimony and exhibits; and the Court having determined that the relief requested in the Fifth Supplement is in the best interests of the Debtors, their estates, their stakeholders, and other parties-in-interest; and the Court having entered an Order Under 11 U.S.C. §§ 105 And 363 Authorizing The Debtors To Implement A Short-Term Annual Incentive Program (Docket No. 2441), dated February 17, 2006 (the “AIP Order”), an Order Under 11 U.S.C. §§ 105 And 363 Authorizing The Debtors To: (A) Fix Second Half 2006 AIP Targets And Continue AIP Program And (B) Further Adjourn KECP Emergence Incentive Program Hearing (Docket No. 4660), dated July 21, 2006, a Second Supplemental Order Under 11 U.S.C. §§ 105 And 363 Authorizing The Debtors To Continue AIP For First Half 2007 (Docket No. 7474), dated March 19, 2007, a Third Supplemental Order Under 11 U.S.C. §§ 105 And 363 Authorizing Debtors To Continue Short Term At-Risk Performance Payment Program For Second Half Of 2007 (Docket No. 10428), dated October 2, 2007, and a Fourth Supplemental Order Under 11 U.S.C. §§ 105 And 363 Authorizing Debtors To Continue Short-Term At-Risk Performance Payment Program For First Half Of 2008 (Docket No. 13179), dated March 19, 2008 (collectively, the “AIP Orders”); and it appearing that proper and adequate notice of the Fifth Supplement was given and that no other or further notice is necessary; and after due deliberation thereon; and good and sufficient cause appearing therefor,

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          IT IS HEREBY FOUND AND DETERMINED THAT:
          A. The Debtors have exercised reasonable business judgment in seeking the authority to implement a short-term at-risk performance payment program (the “AIP”) covering the six-month period running from July 1, 2008 through December 31, 2008.
          B. The Debtors’ proposal to implement the AIP covering the second half of 2008 was proposed in good faith and is in all respects fair and reasonable.
          C. It is in the best interests of the Debtors, their estates, their stakeholders, and other parties-in-interest, and it is necessary to the Debtors’ reorganization efforts, that the Debtors implement at this time an AIP for the period from July 1, 2008 through December 31, 2008.
          IT IS ORDERED, ADJUDGED, AND DECREED THAT:
          The AIP Order shall continue in full force and effect except as follows:
          1. The relief requested in the Fifth Supplement is GRANTED.
          2. This Court approves the implementation at this time of an AIP covering the six-month period from July 1, 2008 through December 31, 2008, and the Debtors are authorized, pursuant to 11 U.S.C. §§ 105(a) and 363(b)(1), to forthwith take all actions consistent with this Fifth Supplemental AIP Order that are reasonably necessary to implement an AIP for that period on the terms and conditions set forth in the AIP Orders and this Fifth Supplemental AIP Order; provided, however, that the range of at-risk incentive-compensation opportunities for Covered Employees (as defined below) during that period shall be determined pursuant to the payout curves attached hereto as Exhibit 1, which do not include any incentive-compensation opportunities for corporate or divisional performance that is below target.

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          3. The AIP covering the period from July 1, 2008 through December 31, 2008 shall apply to all individuals holding executive positions with the Debtors in the United States during that period as described in the Fifth Supplement (the “Covered Employees”).
          4. Subject to the adjustments referenced in paragraphs five and six of this Fifth Supplemental AIP Order, the corporate-level EBITDAR target for the AIP covering the period from July 1, 2008 through December 31, 2008 shall be $156.5 million, and the division-level OIBDAR targets for the same period shall be as follows: (i) Powertrain, $102.0 million, (ii) Steering, negative $15.2 million, (iii) Thermal, $21.7 million, (iv) Electronics and Safety, $50.0 million, (v) Electrical and Electronic Architecture, $100.4 million, (vi) Product and Service Solutions, $10.2 million, and (vii) Automotive Holdings Group, negative $17.7 million.
          5. For purposes of the AIP covering the period from July 1, 2008 through December 31, 2008, EBITDAR and OIBDAR shall be adjusted on a dollar-for-dollar basis to reflect any positive or negative variance between the assumptions underlying Delphi’s reaffirmed POR Business Plan for 2008-2011 (the “RPOR”)1 and the Debtors’ actual financial results using the protocol attached hereto as Exhibit 2 (the “Adjustment Protocol”). That is, any costs or savings resulting from such variances shall not affect (positively or negatively) payments under the AIP. The Adjustment Protocol shall also govern any adjustments arising from (a) the Debtors’ divestiture of substantially all of the assets comprising their steering and halfshaft business or (b) the Debtors’ emergence from chapter 11 earlier than the December 31, 2008 emergence date assumed in the RPOR.
          6. The post-emergence Compensation and Executive Development Committee of Delphi’s Board of Directors (the “Compensation Committee”) is authorized to

[1]	In the Fifth Supplement, the RPOR is referred to as the August 2008 BBP.

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make further adjustments to the AIP if it determines that such adjustments are in Delphi’s best interests so as to preserve the incentive features of the plan.
          7. In the event that the Debtors have not emerged from the Chapter 11 Cases2 on or before February 13, 2009, the official committee of unsecured creditors (the “Creditors’ Committee”) may review adjustments made to actual EBITDAR performance for the second half of 2008 on account of the Debtors’ agreements with labor unions, the Debtors’ agreements with General Motors Corporation, the timing of the Debtors’ emergence from the Chapter 11 Cases, and any other one-off adjustments. To the extent the Creditors’ Committee reasonably objects to the appropriateness of any such EBITDAR adjustments, the Creditors’ Committee shall meet and confer with the Debtors regarding the Creditors’ Committee’s specific objections and both the Debtors and the Creditors’ Committee shall use good faith reasonable efforts to resolve such objections on a consensual basis. If the Creditors’ Committee and the Debtors cannot resolve the specific objections, the Creditors’ Committee may direct that the actual EBITDAR performance for the period used solely to calculate the corporate level EBITDAR target be reduced by up to $150 million, but in no event below target performance or by an amount greater than the calculated amount attributable solely to the Creditors’ Committee’s unresolved objections. Notwithstanding the foregoing, the Creditors’ Committee is not seeking to retain, and shall not have, a right to review the AIP covering the period from July 1, 2008 through December 31, 2008, if the Debtors emerge from the Chapter 11 Cases on or prior to February 13, 2009.
          8. In the event that the Debtors emerge from chapter 11 protection on or before February 13, 2009, determinations regarding future AIP performance periods beginning

[2]	Capitalized terms used and not defined herein shall have the meanings ascribed to them in the First Amended Joint Plan Of Reorganization Of Delphi Corporation And Certain Affiliates, Debtors And Debtors-In-Possession, as confirmed by the Court on January 25, 2008.

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on and after January 1, 2009 shall be made solely by the Compensation Committee; otherwise, a hearing on continuing the AIP for the performance period from January 1, 2009 through June 30, 2009 shall be adjourned to the March 2009 omnibus hearing.
          9. In the event that Delphi does not emerge from the Chapter 11 Cases on or before February 13, 2009 and the Compensation Committee determines that it is in the best interests of the Company to make further adjustments to the AIP covering the period from July 1, 2008 through December 31, 2008 so as to preserve the incentive features of the plan and/or preserve human capital in light of then extant circumstances and events, the Debtors shall review such proposed adjustments with the Creditors’ Committee and, to the extent the Creditors’ Committee does not object, the Debtors are hereby authorized to implement such adjustments without further order of this Court. If the Creditors’ Committee exercises its objection rights, the Debtors shall be required to obtain Bankruptcy Court approval of the proposed adjustments before such adjustments may become effective. In the event that adjustments to the AIP are implemented pursuant to the provisions of this paragraph, then the maximum aggregate amount of all AIP payments for this period shall not exceed 125% of the aggregate target opportunities that would have been payable had target performance otherwise actually been achieved for the period.
          10. This Court shall retain jurisdiction over the Debtors and Covered Employees participating in any AIP implemented pursuant to this Fifth Supplemental AIP Order, including without limitation for the purposes of interpreting, implementing, and enforcing the terms and conditions of this Fifth Supplemental AIP Order or any of the AIP Orders.

Dated:	New York, New York September 26, 2008

/s/ Robert D. Drain

UNITED STATES BANKRUPTCY JUDGE

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Detail of Adjustments (1 of 2) Adjustment Description RPOR Aug '08 Assumption Current Operating State Potential Adjustment GMNA Price R - POR excludes reductions to GMNA pricing in excess of contractually agreed amounts - based on revised GSA/MRA proposal (HQ includes adjustment to offset price shown at divisions - target adjustment will be required to allocate the HQ overlay) No non - contractual price reductions have been effectuated. None will occur following GSA / MRA implementation Pre - implementation: No adjustment required Post Impleme ntation: No adjustment required based on current deal. Should the final deal include price reductions, adjustment for the difference between the actual and the plan GM Wage Subsidy UAW Keep Sites Assumes that GM pays 100% of labor cost in excess of $26/hr + pension/OPEB service cost. No wage subsidy is currently being received pending implementation. A retroactive payment would be received at implementation. Actual subsidy will be booked at divisions Pre - implementation: No adjustment required Post - implemen tation: No adjustment for ongoing variances Production Cash Cost Breakeven (PCCB) Includes PCCB in line with GM agreement. PCCB has been budgeted at the divisional level. The agreement is such that Delphi bears the 1 st $10M of PCCB - this has been reflec ted in HQ No PCCB is currently being received. Following implementation, divisions will book the budgeted amount of PCCB. Any variance to budget will be held at HQ. Operating performance will therefore be reflected at the divisions Pre - implementation: No a djustment required. Post - implementation: No adjustment at the divisions. HQ adjustment to reflect difference between actual and plan. Operating performance at affected sites/divisions will therefore be reflected in the corporate total Steering Divestiture Assumed sold on 06 - 30 - 08 Steering remains in consolidated results and has been included in the 2 nd half targets as presented to UCC No adj. while remain in Delphi. The plan will be adjusted for the months subsequent to divestiture Interiors Divestiture Assumed sold before 07 - 01 - 08 Sold before 07 - 01 - 08 No Adjustment Competitive Operating Agreement (COA) Implementation of COA Not complete at certain locations Adjustment to reflect the impact of not operating with a COA

Detail of Adjustments (2 of 2) Adjustment Description RPOR Aug '08 Assumption Current Operating State Potential Adjustment Incentive Compensation Affected By Emergence Delay Incentive compensation plan based on 12/31/08 emergence Continuation of 6 month At - Risk Short - Term Incentive Co mpensation Plan Adjustment to reflect difference between proposed 6 month comp plan and incentive comp payment included in target Pension Assumes DB pension 414(L) max transfer (hourly only) on 9/29/08, DB pensions frozen and replaced by salaried DC plan and hourly DB (cash balance) & DC plans on 9/30/08. Fresh start accounting effective 12/31/2008 DB plan ongoing, replacement DB and DC plans not implemented until implementation / emergence Pre Implementation: Adjustment will be based on difference between actual and plan for both DB and DC pension Post Implementation: HQ adjustment will be based on difference between actual and plan for total DB - No adjustment for DC International Pension Plan revalued at emergence for fresh start Divisions booking actua l assuming no emergence/fresh start Pre & Post Implementation: Divisional adjustment will be based on difference between actual and plan OPEB Active Hourly employees cannot earn traditional OPEB, Hourly retiree liabilities will be eliminated / transferred to GM at implementation Active Hourly employees cannot earn traditional OPEB, Hourly retiree liabilities will be eliminated / transferred to GM at emergence Pre and post implementation: Adjustment will be based on difference between actual and plan (varia nce will be at HQ) Workers Compensation Based on actuarial site studies (new wage structure); including site sale and winddown timing Mercer conducts quarterly review of liability, actual results are trued up on a quarterly basis. Pre and post implementat ion: HQ adjustment will be based on difference between actual and plan. Extended Disability Benefits Based on actuarial site studies (new wage structure); including site sale and winddown timing Record 1/12 th budget and true up at the end of 2008 based on evaluation report Pre and implementation: HQ adjustment will be based on difference between actual and plan